Exhibit

Joint Filing Agreement & Power of Attorney

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934 (the “Act”), each of the undersigned agrees to joint filing of statements on schedules 13D and 13G, or any amendments thereto, with respect to the common stock of El Pollo Loco Holdings, Inc. (the “Company”).

Each further expressly authorizes each other party to this agreement to file on its behalf any such statement or amendment.

Each further agrees to the filing of this agreement as an exhibit to any such statement or amendment or any other regulatory filing.

Each further hereby severally constitutes and appoints each of the following natural persons, each, with full power to act alone, as true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution, and revocation, for and in the undersigned’s name, place, and stead, and in any and all capacities, to sign any and all such statements or amendments, or any other documents required by any securities regulatory authority, including without limitation on Forms 3, 4, 5, 13F, and 13H, and all exhibits thereto and other documents in connection therewith, in connection with the common stock of the Company, and to deliver, furnish, or file the same as necessary with any such regulator, including the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to take any other action of any type whatsoever in connection with the foregoing that, in the opinion of that attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, as fully to all intents and purposes as the undersigned might or could do if personally present, it being understood that the documents signed by such attorney-in-fact on behalf of the undersigned pursuant hereto may be in such form and contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion, and hereby ratifies and confirms all that said attorney-in-fact and agent, or the substitute or substitutes thereof, may lawfully do or cause to be done by virtue hereof and the rights and powers granted hereby.

Each further agrees that any determination by an attorney-in-fact named herein in accordance with this power of attorney will be conclusively evidenced by that person’s signing, delivery, furnishing, or filing of the applicable document.

Each further acknowledges that none of (i) the attorneys-in-fact, in serving as such at the request of the undersigned, (ii) the Company, and (iii) Skadden, Arps, Slate, Meagher & Flom LLP, are assuming any of the responsibilities of the undersigned to comply with the Act and the rules and regulations thereunder.

Attorneys-in-Fact:

Trimaran Capital Partners
Jay R. Bloom
Dean C. Kehler
Michael G. Maselli
Wesley W. Barton

El Pollo Loco Holdings, Inc.
Stephen J. Sather
Laurance Roberts
Edith R. Austin

Skadden, Arps, Slate, Meagher & Flom LLP
Andrea L. Nicolas
Ian Beaumont
Edward P. Mahaney-Walter
Bryant H. Park
Kathleen N. Miller

This power of attorney is valid from the date hereof and will remain in full force and effect until, in respect of each of the undersigned, the undersigned is no longer required to file statements on any of the aforementioned forms or schedules, or any amendments thereto, in connection with the common stock of the Company, unless earlier revoked in writing by the undersigned, or until, in respect of any attorney-in-fact named herein, that attorney-in-fact ceases to be a partner, member, director, officer, or employee of the entity under which the name of that attorney-in-fact is affixed, or any of its affiliates, or revoked in writing by that entity.

IN WITNESS WHEREOF, the undersigned have caused this agreement and power of attorney to be executed as of the date set forth below.

Dated: February 11, 2015

TRIMARAN POLLO PARTNERS, L.L.C.

By:	TRIMARAN CAPITAL, L.L.C.
its Managing Member

By:	/s/ Dean C. Kehler
	Name:	Dean C. Kehler
	Title:	Managing Member

TRIMARAN CAPITAL, L.L.C.

By:	/s/ Dean C. Kehler
	Name:	Dean C. Kehler
	Title:	Managing Member

/s/ Jay R. Bloom
Jay R. Bloom

/s/ Dean C. Kehler
Dean C. Kehler